Exhibit 10.65

EXECUTION COPY

WARRANT AGREEMENT

Dated as of March 31, 2005

By and Between

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

And

THE PURCHASER NAMED HEREIN

i

WARRANT AGREEMENT, dated as of March 31, 2005, by and between American Tire Distributors Holdings, Inc., a Delaware corporation (“Holdings”), and The 1818 Mezzanine Fund II, L.P., a Delaware limited partnership (the “Purchaser”).

WHEREAS, Holdings proposes, among other things, to issue and sell pursuant to the Purchase Agreement, dated as of March 25, 2005, by and between Holdings and the Purchaser, (the “Purchase Agreement”), 8% Cumulative Redeemable Preferred Stock (the “Redeemable Preferred Stock”) and warrants (the “Warrants”) to initially purchase up to an aggregate of 21,895 shares of non-voting Series A Common Stock, par value $0.01 per share (the “Series A Common Stock”), or, following an initial public offering as provided in the Charter (defined below), an equivalent number of shares of voting Common Stock, par value $0.01 per share (the “Post-IPO Common Stock”), of Holdings (the Series A Common Stock or Post-IPO Common Stock, as the case may be, issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.	DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

“Adjustment Transaction” shall have the meaning set forth in Section 6(i).

“Affiliate” means, with respect to any Person, a Person (a) directly or indirectly controlling, controlled by, or under common control with, such Person or (b) ten percent (10%) or more of whose voting stock or other voting equity interest is directly or indirectly owned or held by such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Share” shall have the meaning set forth in Section 6(e).

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof. Unless otherwise specified, “Board of Directors” refers to the Board of Directors of Holdings.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Charter” means the Certificate of Incorporation of Holdings in effect immediately following the Closing Date, as such Charter may thereafter from time to time be amended in accordance with applicable law and such Charter.

“Closing Date” means the date hereof.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

“Common Stock” means collectively, shares now or hereafter authorized of any class of common stock of Holdings, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of Holdings without limit as to per share amount.

“Convertible Securities” means (i) evidences of indebtedness, shares of stock or other securities (including, without limitation, options and warrants) that are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event or (ii) stock appreciation rights, phantom stock rights or other rights with equity features.

“Current Market Price” shall have the meaning set forth in Section 6(e).

“Distribution” shall have the meaning set forth in Section 6(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder and any successor statute.

“Exercise Price” means the purchase price per share of Series A Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall initially be $0.01 per share, subject to adjustment from time to time pursuant to Section 6 hereof.

“Fair Value” shall have the meaning set forth in Section 6(e).

“Holder” means a Person who is listed as the record owner of Warrants, Warrant Shares and any other securities issued or issuable with respect to the Warrants or the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Holdings” means American Tire Distributors Holdings, Inc., a Delaware corporation.

“Independent Financial Expert” means a nationally recognized independent financial expert, investment banking firm or accounting firm.

“Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to Holdings in form and substance reasonably acceptable to Holdings.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Series A Common Stock” shall have the meaning set forth in the Recitals.

“Transfer Agent” shall have the meaning set forth in Section 5(b).

“Warrants” shall have the meaning set forth in the Recitals.

“Warrant Certificate” shall have the meaning set forth in Section 2.1.

“Warrant Registrar” shall have the meaning set forth in Section 2.3.

“Warrant Shares” shall have the meaning set forth in the Recitals.

SECTION 2.	ISSUANCE OF WARRANTS; WARRANT CERTIFICATES

2.1 Form and Dating. The Warrants shall be substantially in the form of Exhibit A hereto (the “Warrant Certificates”). The Warrants may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Warrant shall be dated the date of signature by an Officer.

The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Agreement. Holdings, by its execution and delivery of this Agreement, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

2.2 Execution. An Officer shall sign the Warrants for Holdings by manual or facsimile signature.

2.3 Warrant Registrar. Holdings shall maintain an office or agency where Warrants may be presented for registration of transfer or for exchange (“Warrant Registrar”). The Warrant Registrar shall keep a register of the Warrants and of the Warrant Shares and of their transfer and exchange. Holdings may appoint one or more co-Warrant Registrars. The term “Warrant Registrar” includes any co-Warrant Registrar. Holdings may change any Warrant Registrar without notice to any Holder. Holdings shall notify the Holders in writing of the name and address of any agent not a party to this Agreement. Holdings or any of its subsidiaries may act as Warrant Registrar. Holdings will initially act as Warrant Registrar.

2.4 Holder Lists. Holdings shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. The Warrants shall initially be registered in such name or names as the Purchaser shall designate.

2.5 Transfer and Exchange

(a) Transfer and Exchange of Warrants. Upon written request by a Holder of Warrants and such Holder’s compliance with the provisions of this Section 2.5, the Warrant Registrar shall register the transfer or exchange of Warrants. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Warrant Registrar the Warrants duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Warrant Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall deliver a certificate in the form of Exhibit B hereto and, if reasonably requested by Holdings, an Opinion of Counsel.

(b) Private Placement Legend. The following legend, in substantially the following form, shall appear on the face of all Warrants and/or Warrant Shares as appropriate (and all Warrants and Warrant Shares issued in exchange therefor or substitution thereof) issued under this Agreement:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE

SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

IN CONNECTION WITH ANY TRANSFER, IF REASONABLY REQUESTED BY THE ISSUER THE HOLDER SHALL DELIVER TO THE ISSUER AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE AND SUCH CERTIFICATES AND OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE REQUIRED TO BE EXERCISED UPON THE DEMAND OF THE ISSUER, UPON THE OCCURRENCE OF CERTAIN EVENTS SPECIFIED IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE ISSUER. THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH HOLDER WHO SO REQUESTS A COPY OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE ISSUER.

THIS SECURITY IS SUBJECT TO MANDATORY REDEMPTION BY THE ISSUER. SUCH REDEMPTION CAN BE ACCOMPLISHED WITHOUT THE CERTIFICATES REPRESENTING SUCH SECURITIES BEING SURRENDERED AND WHETHER OR NOT THE ISSUER GIVES NOTICE OF SUCH REDEMPTION. THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH SECURITYHOLDER WHO SO REQUESTS A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH CLASS OF STOCK OR SERIES OF STOCK OF THE ISSUER AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.”

(c) General Provisions Relating to Transfers and Exchanges

(i) To permit registrations of transfers and exchanges, Holdings shall execute Warrants upon the Warrant Registrar’s request.

(ii) No service charge shall be made to a holder of a Warrant for any registration of transfer or exchange, but Holdings may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(iii) All Warrants issued upon any registration of transfer or exchange of Warrants shall be the duly authorized, executed and issued warrants for Series A Common Stock or Post-IPO Common Stock, as the case may be, of Holdings, not subject to any preemptive rights, and entitled to the same benefits under this Agreement as the Warrants surrendered upon such registration of transfer or exchange.

(iv) Prior to due presentment for the registration of a transfer of any Warrant, Holdings may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and Holdings shall not be affected by notice to the contrary.

(d) Facsimile Submissions to Warrant Registrar

All certifications, certificates and Opinions of Counsel required to be submitted to the Warrant Registrar pursuant to this Section 2.5 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow immediately thereafter.

The Warrant Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates. As to any Opinions of Counsel delivered pursuant to this Section 2.5, the Warrant Registrar may rely upon, and be fully protected in relying upon, such opinions.

2.6 Replacement Warrants. If any mutilated Warrant is surrendered to Holdings and Holdings receives evidence to its satisfaction of the destruction, loss or theft of any Warrant, Holdings shall issue a replacement Warrant. If required by Holdings, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of Holdings to protect Holdings from any loss that it may suffer if a Warrant is replaced. Holdings may charge for its expenses in replacing a Warrant.

Every replacement Warrant is an additional warrant of Holdings and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Warrants duly issued hereunder.

2.7 Cancellation. Holdings at any time may deliver Warrants to the Warrant Registrar for cancellation. Holdings shall forward to the Warrant Registrar any Warrants surrendered to it for registration of transfer, exchange or exercise. The Warrant Registrar, and no one else, shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall destroy canceled Warrants (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Warrants shall be delivered to Holdings. Holdings may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Registrar for cancellation.

SECTION 3.	TERMS OF WARRANTS; EXERCISE OF WARRANTS

(a) The Warrants are separately transferable from the Redeemable Preferred Stock. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised during the period commencing on the date hereof and until 5:00 p.m., New York City time on September 30, 2015, to receive from Holdings the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (i) in cash, by wire transfer or by certified or official bank check payable to the order of Holdings or (ii) by tendering Warrants as set forth in Section 3(b), in each case, equal to the Exercise Price then in effect for such Warrant Shares; provided that Holders shall be able to exercise their Warrants only if a registration statement relating to the exercise of the Warrants is then in effect or the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the state in which the Holder of the Warrants or other Persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. Each Warrant not exercised prior to 5:00 p.m., New York City time, on September 30, 2015 shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

(b) At the option of the Holder, Warrant Shares to be acquired upon the exercise of the Warrant will be applied automatically to pay the Exercise Price in connection with a cashless exercise of the Warrant in whole or in part. Any Warrant Shares transferred to Holdings as cashless payment of the Exercise Price under the Warrant shall be valued at the fair value per share, as determined on the day immediately preceding the date the Warrant is presented for exercise in good faith by the Board of Directors of Holdings whose determination shall be conclusive.

(c) In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder must deliver to Holdings the Warrant Certificate and the form of election to purchase on the reverse thereof duly filled in and signed, and payment to Holdings of the Exercise Price, which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, for the number of Warrant Shares, as adjusted as herein provided, in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash, by wire transfer or by certified or official bank check payable to the order of Holdings or (iii) by tendering Warrants as set forth in Section 3(b).

(d) Subject to the provisions of Section 4 hereof, upon compliance with clauses (a), (b) and (c) above, Holdings shall deliver or cause to be delivered promptly, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants, together cash in lieu of fractional shares as provided in Section 7 hereof; provided that if any consolidation, merger or lease or sale of assets is proposed to be effected by Holdings as described in Section 6(i) hereof, or a tender offer or an exchange offer for shares of Common Stock shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, Holdings shall, as soon as possible, but in any event not later than five thereafter, deliver or cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence or other securities or property to which such Holder is entitled hereunder, together with cash as provided in Section 7 hereof. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, and from such date, regardless of when Holdings actually mails such certificate, the Holder shall be deemed for all purposes to be the holder of record of the Warrant Shares deliverable by Holdings.

(e) The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part. If less than all the Warrants represented by a Warrant are exercised, such Warrant shall be surrendered and a new Warrant of the same tenor and for the number of Warrants which were not exercised shall be executed by Holdings and delivered to the Holder, registered in such name or names as may be directed in writing by the Holder.

(f) Notwithstanding anything herein to the contrary, upon a Tag-Along Transfer, then to the extent the Warrants shall not have been exercised or the holder of the Warrant Shares issued upon such exercise shall not have given a Tag-Along Notice in each case on or before the Tag-Along Acceptance Date, such Warrants shall be subject to redemption pursuant to the Charter and the Holders thereof shall be entitled to receive the Tag-Along Redemption Price (reduced by the aggregate Exercise Price payable by such Holders), in each case as if such Warrants had been exercised immediately prior to the Tag-Along Acceptance Date. Upon receipt of such payment, if any, the rights of a Holder of such Warrant shall terminate and cease and such Holder’s Warrants shall expire. The Warrants shall be subject to mandatory exercise as provided in the Charter. Capitalized terms not otherwise defined in this Section 3(f) have the meanings set forth in the Charter.

(g) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Registrar. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Registrar in a manner satisfactory to Holdings.

(h) Holdings shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. Holdings shall supply the Holders from time to time with such numbers of copies of this Agreement as the Holders may request.

SECTION 4.	PAYMENT OF TAXES

Holdings will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that Holdings shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and Holdings shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to Holdings the amount of such tax or shall have established to the satisfaction of Holdings that such tax has been paid.

SECTION 5.	RESERVATION OF WARRANT SHARES

(a) Holdings will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Series A Common Stock and Post-IPO Common Stock or its authorized and issued Series A Common Stock or Post-IPO Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Series A Common Stock or Post-IPO Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

(b) Holdings or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of Holdings Capital Stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. Holdings will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of Holdings Capital Stock issuable upon the exercise of the rights of purchase represented by the Warrants. Holdings will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 7 hereof. Holdings will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 8 hereof.

(c) Before taking any action which would cause an adjustment pursuant to Section 6 hereof to reduce the effective Exercise Price below the then par value (if any) of the Warrant Shares, Holdings will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by Holdings), be necessary in order that Holdings may validly and legally issue fully paid and nonassessable Warrant Shares at the effective Exercise Price.

(d) Holdings covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

(e) Holdings shall use its reasonable best efforts (including, if necessary, obtaining an amendment to the Charter) to ensure that there remains a sufficient number of shares of Series A Common Stock or Post-IPO Common Stock, as the case may be, that are authorized under the Charter and unissued to satisfy Holdings obligations under this Agreement.

SECTION 6.	ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE

Each Warrant will initially be exercisable by the Holder thereof into one share of Series A Common Stock. The number of Warrant Shares that may be purchased upon the exercise of each Warrant will be subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.

(a) Adjustments for Change in Common Stock. If at any time after the date of this Agreement Holdings:

(i) pays a dividend or makes a distribution on its Common Stock exclusively in shares of its Common Stock;

(ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

(iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

(iv) issues by reclassification of its Common Stock (including conversion of the Series A Common Stock into Post-IPO common Stock) any Capital Stock of Holdings (other than reclassifications arising solely as a result of a change in the par value or no par value of the Common Stock); or

(v) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock;

then the number of Warrant Shares for which each Warrant may be exercised immediately prior to such action shall be proportionately adjusted upon occurrence of such event (and any other appropriate actions shall be taken by Holdings) so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of Capital Stock of Holdings that such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. If upon exercise of a Warrant after an adjustment to the number of Warrant Shares for which each Warrant may be exercised pursuant to clauses (iv) or (v) of this Section 6(a), the Holder of such Warrant may receive shares of two or more classes or series of equity of Holdings, the exercise rights and the number of shares of each class of Capital Stock for which each Warrant may be exercised shall thereafter be subject to further adjustment on terms comparable to those applicable to the Common Stock in this Section 6. The adjustment pursuant to this Section 6(a) shall be made successively each time that any event listed in this Section 6(a) above shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) Adjustments for Issuances. In case Holdings shall issue Common Stock or Convertible Securities to one or more of its Affiliates in a transaction or series of related transactions in which more than 75% of the number of shares of such Common Stock or Convertible Securities are issued to such Affiliates for a consideration per share of Common Stock (determined in the case of such Convertible Securities, by dividing (x) the total amount receivable by Holdings in consideration of the sale and issuance of such Convertible Securities, plus the total consideration payable to Holdings upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such Convertible Securities) less than the Current Market Price (determined as provided in Section 6(e)), the number of Warrant Shares for which each Warrant may be exercised shall be determined by multiplying the number of Warrant Shares issuable immediately prior to the close of business on the date on which Holdings fixes the offering price of such additional shares by a fraction (not less than one) of which the numerator shall be the number of shares of Common Stock outstanding immediately after giving effect to such issuance (and assuming that such Convertible Securities had been fully exercised or converted, as the case may be) and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date on which Holdings fixes the offering price of such Common Stock or Convertible Securities plus a number of shares of Common Stock determined by dividing the aggregate consideration received by or payable to Holdings for the additional shares of Common Stock so issued or sold or to be issued, purchased or subscribed for upon exercise of such Convertible Securities by the Current Market Price (determined as provided in Section 6(e)) based on the date on which Holdings fixes the offering price of such additional shares. The increase in the number of Warrant Shares provided for in the preceding sentence shall not apply to (a) the issuance of securities in transactions described in Section 6(a) or pursuant to the exercise, exchange or conversion of any such securities; (b) the grant of any Common Stock or Convertible Securities issued to employees, directors or consultants of Holdings or its Affiliates under any stock option, stock incentive or other compensatory plan or arrangement that has been approved by Holdings’ Board of Directors, provided that such increase shall apply to the aggregate of such grants to Persons who are Affiliates (other than as a result of being an officer or director of Holdings) or employees of any member of the Initial Control Group (as defined in the Certificate of Designation relating to the Redeemable Preferred Stock) to the extent in excess of 1% of the of then outstanding shares of Common Stock of Holdings; or (c) any Convertible Security outstanding on the Closing Date or the issuance of securities on conversion thereof. The adjustment pursuant to this Section 6(b) shall be made successively each time that any event listed in this Section 6(b) above shall occur and shall be effective immediately after the issuance of such Common Stock or Convertible Securities.

(c) Superseding Adjustment. If, at any time (x) after any adjustment in the number of shares issuable upon exercise of the Warrants shall have been made pursuant to Section 6(b) on the basis of the issuance of Convertible Securities or (y) after new adjustments in the number of shares issuable upon exercise of the Warrants shall have been made pursuant to this Section 6(c),

(i) the right of conversion, exercise or exchange in such Convertible Securities shall expire, and the right of conversion, exercise or exchange in respect of any or all of such Convertible Securities shall not have been exercised, and/or

(ii) the consideration per share for which, or the number of, shares of Common Stock are issuable pursuant to the terms of such Convertible Securities shall be increased or decreased by virtue of provisions therein or by virtue of the conversion rate or exchange rate of such security being changed upon the arrival of a specified date or the happening of a specified event or by agreement between Holdings and the holders of such securities, such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such rights, options or warrants, or convertible or exchangeable securities on the basis of

(A) treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such right of conversion, exercise or exchange as having been issued on the date or dates of such exercise and for the consideration actually received and receivable therefor, and treating the Convertible Securities that have expired and have not been exercised as if such securities had not been issued, and

(B) with respect to securities as to which the consideration per share of Common Stock or the number of shares of Common Stock issuable has been changed, treating any such Convertible Securities that then remain outstanding as having been granted or issued immediately after the time of such increase or decrease for the consideration per share for which shares of Common Stock are issuable under such Convertible Securities, and in each such case, a new adjustment in the number of Warrant Shares issuable upon exercise of the Warrants shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled. No adjustment in the number of Warrant Shares issuable upon exercise of the Warrants pursuant to this Section 6(c) shall change the number of or otherwise affect any shares of Common Stock issued prior to such adjustment upon exercise of the Warrants.

(d) Adjustment for Other Distributions. In case at any time or from time to time Holdings shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution (collectively, a “Distribution”) of:

(A) cash;

(B) any evidences of its indebtedness (other than Convertible Securities to the extent an adjustment is made as required by Section 6(b)), any shares of its Capital Stock (other than shares of Common Stock or, to the extent an adjustment is made as required by Section 6(b), Convertible Securities) or any other securities or property of any nature whatsoever; or

(C) any options, warrants or other rights to subscribe for or purchase any of the following: any evidences of its indebtedness (other than Convertible Securities to the extent an adjustment is made as required by Section 6(b)), shares of its Capital Stock (other than shares of Common Stock or, to the extent an adjustment is made as required by Section 6(b), Convertible Securities) or any other securities or property of any nature whatsoever, then any Holder shall be entitled to receive upon the making of such Distribution and without further payment, the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution as if such Holder had fully exercised such Holder’s Warrant(s) immediately prior to such Distribution. A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a Distribution by Holdings to the holders of its Common Stock of such shares of such other class of stock. If the occurrence of any event listed above results in an adjustment under Section 6(a) or (b), no further adjustment shall be made under this Section 6(d).

(e) Current Market Price. For the purpose of any computation under this Section 6, the current market price (the “Current Market Price”) per share of Common Stock or any other security of Holdings) (the “Applicable Share”) on any date shall be deemed to be (i) if the security is registered under the Exchange Act and is being sold in a firm commitment underwritten public offering registered under the Securities Act, the public offering price of such security set forth on the cover page of the prospectus relating to such offering or (ii) if the security is otherwise registered under the Exchange Act, the average of the daily closing prices of such Applicable Share on the principal national securities exchange, on which the Applicable Shares are listed or admitted to trading or, if the Applicable Shares are not so listed, the average daily closing bid prices of such Applicable Shares on the Nasdaq Stock Market if the Applicable Shares are quoted thereon, or if not quoted on the Nasdaq Stock Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by the Nasdaq Stock Market or any New York Stock Exchange member firm selected from time to time by Holdings for that purpose, in any such case, for the 20 consecutive trading days ending on the 5th trading day before the date in question. If, on any date on which computation of the Current Market Price is to be made hereunder, the Applicable Shares are not so listed or quoted on a national securities exchange, the Nasdaq Stock Market or the over-the-counter market (or if the market price is not determinable for at least ten (10) trading days in such period), the Current Market Price shall be the Fair Value of the Applicable Shares.

“Fair Value” per security at any date of determination means the value of such class or series of Common Stock, determined in good faith by the Board of Directors of Holdings and certified in a board resolution, taking into account the most recently completed arms-length transaction between Holdings and a Person other than an Affiliate of Holdings

(f) No Amendments. Holdings (i) will take all such action as may be necessary or appropriate in order that Holdings may validly and legally issue Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action that results in any adjustment of the number of Warrant Shares if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by Holdings’s Charter and available for the purposes of issue upon such exercise.

(g) RESERVED.

(h) No Adjustment of Warrant Share Number in Certain Cases. Notwithstanding anything to the contrary contained in any provision of this Agreement, no adjustment of the number of Warrant Shares issuable upon exercise of the Warrant shall be made:

(i) Upon the issuance or sale of the Warrants;

(ii) Upon the issuance of Common Stock in a bona fide underwritten public offering;

(iii) Upon the issuance of additional Common Stock or Convertible Securities to parties that are not Affiliates of Holdings in connection with acquisitions or debt or lease financings;

(iv) Upon any redemption of Common Stock or Convertible Securities required by Section 5 of the Charter;

(v) Upon the exercise of any Convertible Security; or

(vi) If the amount of said adjustment shall be less than 1 % of the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment; provided, however, that in such case any adjustments that would otherwise have been required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, amounts to at least 1%.

(i) Consolidation, Merger, Reorganization or Recapitalization. In case at any time Holdings shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of Holdings’s assets, liquidation or recapitalization of the Common Stock, not subject to adjustment under any of Sections 6(a) through (d)) in which the previously outstanding Common Stock shall be converted or changed into or exchanged for different securities of Holdings or Common Stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called an “Adjustment Transaction”), then, as a condition of the consummation of the Adjustment Transaction, lawful and adequate provision shall be made so that each Holder of a Warrant, upon the exercise thereof at any time on or after the consummation of the Adjustment Transaction, shall be entitled to receive, and such

Warrant shall thereafter represent the right to receive, in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the securities, cash or other property to which such Holder would have been entitled upon consummation of the Adjustment Transaction if such Holder had exercised such Warrant into Warrant Shares immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 6). Holdings will not effect any Adjustment Transaction unless prior to the consummation thereof each corporation or entity (other than Holdings) that may be required to deliver any securities or other property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to each Holder, the obligation to deliver to such Holder such securities or other property as in accordance with the foregoing provisions such Holder may be entitled to receive in accordance with the provisions of this Agreement. The foregoing provisions of this Section 6(i) shall similarly apply to successive mergers, consolidations, sales of assets, liquidations and recapitalizations.

(j) Consideration Received. For purposes of any computation respecting consideration received pursuant to this Section 6, the following shall apply:

(i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash; provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by Holdings for any underwriting of the issue or otherwise in connection therewith;

(ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value thereof; and

(iii) in the case of the issuance of Convertible Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by Holdings for the issuance of such securities plus the additional minimum consideration, if any, to be received by Holdings upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Section 6(j)).

(k) When Issuance or Payment May Be Deferred. In any case in which this Section 6 shall require that an adjustment in the number of Warrant Shares for which each Warrant may be exercised be made effective as of a record date for a specified event, Holdings may elect to defer until the occurrence of such event issuing to any Holder of any Warrant exercised after such record date the Warrant Shares and other equity of Holdings, if any, issuable upon such exercise over and above the Warrant Shares and other equity of Holdings, if any, issuable upon such exercise on the basis of the pre-adjusted number of Warrant Shares and amount of other equity of Holdings for which each Warrant would have been exercised.

(l) Form of Warrants. Irrespective of any adjustments in the number of Warrant Shares for which each Warrant may be exercised or kind of shares or other assets purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares or other assets as are stated in the Warrants initially issuable pursuant to this Agreement.

(m) No Dilution or Impairment. If any event shall occur as to which the provisions of this Section 6 would provide for an adjustment or fail to provide for an adjustment in a way that, in the good faith judgment of the Board of Directors of Holdings, is contrary to the essential intent and principles of this Agreement, then, such Board of Directors shall make such adjustments as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to comply with such essential intent and principles.

SECTION 7.	FRACTIONAL INTERESTS

Holdings shall not be required to issue fractional Warrant Shares on the exercise of Warrants, although it may do so in its sole discretion. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of any Warrants (or specified portion thereof), Holdings shall pay an amount in cash equal to the fair value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise in good faith by the Board of Directors of Holdings whose determination shall be conclusive, multiplied by such fraction, computed to the nearest whole United States cent.

SECTION 8.	NOTICES TO WARRANT HOLDERS

(a) Upon any adjustment pursuant to Section 6 hereof, Holdings shall promptly thereafter cause to be sent to the Holders, a certificate setting forth the kind and amount of Warrant Shares (or portion thereof) issuable after such adjustment, upon exercise of a Warrant and payment of the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein absent manifest error. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 8.

(b) In case:

(i) Holdings shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

(ii) Holdings shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets;

(iii) of any consolidation or merger to which Holdings is a party and for which approval of any stockholders of Holdings is required, or of the conveyance or transfer of the properties and assets of Holdings substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of Holdings; or

(v) Holdings proposes to take any action (other than actions of the character described in Section 6(a) hereof) which would require an adjustment of the kind and amount of Warrant Shares for which each Warrant may be exercised pursuant to Section 6 hereof;

then Holdings shall send to each of the Holders, promptly following the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 8 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

(c) If Holdings receives any Transfer Notice by a holder of Series D Common Stock in respect of a proposed Tag-Along Transfer, as such terms are defined in the Charter, Holdings shall promptly provide a copy of such notice to each of the Holders.

(d) Notices shall be sent by first-class mail, postage prepaid to Holders at his or her address appearing on the Warrant register.

(e) Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of Holdings or any other matter, or any rights whatsoever as stockholders of Holdings.

SECTION 9.	NOTICES TO COMPANY

Any notice or demand authorized by this Agreement to be given or made by the Holder of any Warrant to or on Holdings shall be sufficiently given or made when received if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is sent by Holdings to the Holders) as follows:

American Tire Distributors Holdings, Inc.

12200 Herbert Wayne Court, Suite 150

Huntersville, North Carolina 28070

Attention: General Counsel

With a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

7th Floor

New York, New York 10166

Attention: Joerg Esdorn

In case Holdings shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Registrar.

SECTION 10.	SUPPLEMENTS AND AMENDMENTS

Holdings may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which Holdings may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders. Any supplement or amendment to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants (excluding Warrants held by Holdings or any of its Affiliates). The consent of each Holder affected shall be required for any amendment to this Section 10.

SECTION 11.	CERTAIN AMENDMENTS

Holdings will not amend, modify or change any provision of its Charter, bylaws or the terms of any class or series of its Capital Stock to the extent that such amendment, modification or change would have a disproportionate, adverse effect on the Holders as compared to any other holder of Common Stock of Holdings.

SECTION 12.	SUCCESSORS

All the covenants and provisions of this Agreement by or for the benefit of Holdings shall bind and inure to the benefit of its successors and assigns hereunder including, without limitation and without the need for an express assignment, subsequent Holders.

SECTION 13.	TERMINATION

This Agreement shall terminate at 5:00 p.m., New York City time on September 30, 2015. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

SECTION 14.	GOVERNING LAW

THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 15.	BENEFITS OF THIS AGREEMENT

Nothing in this Agreement shall be construed to give to any Person other than Holdings and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Holdings and the Holders. Holdings agrees that those Holders who are not parties hereto shall be third-party beneficiaries to the agreements made hereunder by Holdings, and each Holder shall have the right to enforce such agreements directly to the extent it deems enforcement necessary or advisable to protect its rights hereunder.

SECTION 16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

American Tire Distributors Holdings, Inc.

By:	/s/ Steven Puccinelli
Name:	Steven Puccinelli
Title:	President

The 1818 Mezzanine Fund II. L.P. By: Brown Brothers Harriman & Co., its general partner

By:	/s/ Joseph Donlan
Name:	Joseph Donlan
Title:

EXHIBIT A

[Form of Warrant Certificate]

[Face]

Private Placement Legend. Each Warrant issued pursuant to an exemption from the registration requirements of the Securities Act shall bear the following legend on the face thereof:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

IN CONNECTION WITH ANY TRANSFER, IF REASONABLY REQUESTED BY THE ISSUER THE HOLDER SHALL DELIVER TO THE ISSUER AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE AND SUCH CERTIFICATES AND OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

In addition, each Warrant issued shall bear the following legend on the face thereof:

THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE REQUIRED TO BE EXERCISED UPON THE DEMAND OF THE ISSUER, UPON THE OCCURRENCE OF CERTAIN EVENTS SPECIFIED IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE ISSUER. THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH HOLDER WHO SO REQUESTS A COPY OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE ISSUER.

THIS SECURITY IS SUBJECT TO MANDATORY REDEMPTION BY THE ISSUER. SUCH REDEMPTION CAN BE ACCOMPLISHED

WITHOUT THE CERTIFICATES REPRESENTING SUCH SECURITIES BEING SURRENDERED AND WHETHER OR NOT THE ISSUER GIVES NOTICE OF SUCH REDEMPTION. THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH SECURITYHOLDER WHO SO REQUESTS A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH CLASS OF STOCK OR SERIES OF STOCK OF THE ISSUER AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.”

No. [                    ]

[                ] Warrants

Warrant Certificate

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

This Warrant Certificate certifies that [                    ], or its registered assigns, is the registered holder of Warrants expiring September 30, 2015 (the “Warrants”) to purchase non-voting Series A Common Stock, par value $0.01 per share (the “Series A Common Stock”), of American Tire Distributors Holdings, Inc., a Delaware corporation (the “Holdings”). This Warrant entitles the registered holder upon exercise at any time until 5:00 p.m. New York City time on September 30, 2015 to receive from Holdings [                    ] fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at the initial exercise price (the “Exercise Price”) of $0.01 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price to Holdings, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

No Warrant may be exercised after 5:00 p.m., New York City time on September 30, 2015, and to the extent not exercised by such time such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, American Tire Distributors Holdings, Inc. has caused this Warrant Certificate to be signed below.

Dated: March [        ], 2005

American Tire Distributors Holdings, Inc.

By:
Name:
Title:

[Reverse of Warrant Certificate]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m. New York City time on September 30, 2015 entitling the holder on exercise to receive shares of Series A Common Stock or Post IPO Common Stock, as the case may be, and are issued or to be issued pursuant to a Warrant Agreement dated as of March [        ], 2005 (the “Warrant Agreement”), among Holdings and the Purchaser named therein, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of Holdings and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to Holdings.

Warrants may be exercised at any time on or before 5:00 p.m. New York City time on September 30, 2015, provided that holders shall be able to exercise their Warrants only if a registration statement relating to the exercise of the Warrants is then in effect or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other Persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to Holdings at the address set forth in Section 9 of the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly filled in and signed, and upon payment to Holdings of the Exercise Price, for the number of Warrant Shares, as adjusted as provided in the Warrant Agreement, in respect of which such Warrants are then exercised.

The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares that may be purchased upon the exercise of each Warrant may, subject to certain conditions, be adjusted. If such number is adjusted, the Warrant Agreement provides that the number of shares of Series A Common Stock, issuable upon the exercise of each Warrant shall be adjusted. Holdings shall not be required to issue fractional shares of Common Stock but may do so in its discretion. If fractional shares are not so issued, Holdings will pay the cash value thereof determined as provided in the Warrant Agreement.

Warrant Certificates, when surrendered to Holdings by the holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate to Holdings, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

Holdings may deem and treat the holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and Holdings shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of Holdings.

[Form of Election to Purchase]

(To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                      shares of Series A Common Stock, and herewith tenders payment for such shares [to the order of American Tire Distributors Holdings, Inc., in the amount of $                     /by tendering Warrants as set forth in Section 3(b) of the Warrant Agreement, equal to the Exercise Price] in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of                     , whose address is                      and that such shares be delivered to                     , whose address is                     . If said number of shares is less than all of the shares of Series A Common Stock, purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                     , whose address is                     , and that such Warrant Certificate be delivered to                     , whose address is                     .

Signature

Date:

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

American Tire Distributors Holdings, Inc.

12200 Herbert Wayne Court, Suite 150

Huntersville, North Carolina 28070

Attention: General Counsel

Re:	Warrants

Reference is hereby made to the Warrant Agreement, dated as of March [    ], 2005 (the “Warrant Agreement”), among American Tire Distributors Holdings, Inc., as issuer (“Holdings”), and the Purchaser named therein. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

                    , (the “Transferor”) owns and proposes to transfer the Warrant[s] or interest in such Warrant[s] specified in Annex A hereto, in the amount of $                     in such Warrant[s] or interests (the “Transfer”), to                                           (the “Transferee”). In connection with the Transfer, the Transferor hereby certifies the Transfer is being effected in pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States

This certificate and the statements contained herein are made for your benefit and the benefit of Holdings.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

American Tire Distributors Holdings, Inc.

By:	/s/ Donald Hardie
Name: Donald Hardie
Title: Secretary

The 1818 Mezzanine Fund II. L.P. By: Brown Brothers Harriman & Co., its general partner

By:	/s/ Joseph P. Donlan
Name: Joseph P. Donlan
Title: Managing Director